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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-69740, 333-87538, 33-90730, 33-91084,
333-43317, 333-43319 and 333-61339) and Form S-8 (File Nos. 33-94542, 333-10221
and 333-84537) of Glimcher Realty Trust of our report dated January 19, 2004 relating to the Combined Statements of Revenues and Certain Expenses of Polaris Mall, LLC and Polaris Center, LLC for the years ended December 31, 2002, 2001 and 2000, which appears in the Current Report on Form 8-K of Glimcher Realty Trust dated January 20, 2004.

/s/ PricewaterhouseCoopers LLP

Columbus, OH
January 19, 2004